Exhibit 10.3

AMENDMENT NO. 1 TO

2014 EMPLOYEE STOCK PURCHASE PLAN

OF

OCULAR THERAPEUTIX, INC.

The 2014 Employee Stock Purchase Plan (the “Plan”) of Ocular Therapeutix, Inc. (the “Company”) is hereby amended as follows (all capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

1.	Clause (b) of Section 2 of the Plan is replaced in its entirety with the following:

“(b) they have been employed by the Company or a Designated Subsidiary for at least eighty-five (85) days prior to enrolling in the Plan; and”

Except as expressly amended herein, the Plan and all of the provisions contained therein shall remain in full force and effect.

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Approved by the Board of Directors on October 4, 2023